PINNACLE
ENERGY SERVICES, L.L.C.

January 18, 2012

Richfield Oil & Gas Company
15 W. South Temple, Suite 1050
Salt Lake City UT 84101
Attn: Mr. Doug Hewitt

Re: Reserves and Engineering Evaluation
Richfield Oil & Gas Company
Year-End 2011 – SEC Pricing

EXECUTIVE SUMMARY

An evaluation was performed on eight (8) producing (PDP) wells, two (2) non-producing (PDNP) wells, thirty-three (33) Proven Undeveloped (PUD) locations, and forty-four (44) Non-Proven (Probable) locations, and thirty-six (36) Possible locations in which Richfield Oil & Gas Company ("Richfield") owns an interest. The remaining reserves and the future and present worth values were calculated as of January 1, 2012. The attached Exhibit "A" lists the wells, interests, and miscellaneous information related to the wells evaluated.

Information used in the evaluation was provided by Richfield and was supplemented by data gathered from public sources. The analysis was prepared and reserves were categorized using SEC guidelines. Summary results of this analysis are provided below and details are presented in referenced attachments. A summary of the projected reserves and financial values using prices determined by SEC guidelines is summarized as follows:

Proven Reserves		Est Grs Rem'g Rsvs		Est Net Rem'g Rsvs		Net Capital	Net Cashflow	NPV @ 10%
	#	Oil, MBO	Gas, MMcf	Oil, MBO	Gas, MMcf	M$	M$	M$
PDP	8	141	-	105.6	-	-	5,186	2,521
PNP	2	0.66	-	0.5	-	-	10	9
PUD	33	992	465	745.1	348.5	7,636	32,854	15,232
PROVEN TOTAL	**43**	**1,133**	**465**	**851.2**	**348.5**	**7,636**	**38,050**	**17,762**

Non-Proven (Prob)		Est Grs Rem'g Rsvs		Est Net Rem'g Rsvs		Net Capital	Net Cashflow	NPV @ 10%
	#	Oil, MBO	Gas, MMcf	Oil, MBO	Gas, MMcf	M$	M$	M$
Non-Prvn (Probable) NP	1	-	562	-	416.5	-	886	640
Non-Prvn (Probable)	43	3,891	5,240	2,906.50	3,586.10	19,594	174,898	87,379
Probable Total	**44**	**3,891**	**5802**	**2906.5**	**4002.6**	**19,594**	**175,784**	**88,019**

Non-Proven (Poss)		Est Grs Rem'g Rsvs		Est Net Rem'g Rsvs		Net Capital	Net Cashflow	NPV @ 10%
	#	Oil, MBO	Gas, MMcf	Oil, MBO	Gas, MMcf	M$	M$	M$
Non-Prvn (Possible)	36	36,617	-	24,185.30	-	165,396	1,660,501	981,391

A summary of the projected present values at varying discount factors for each reserve category is summarized as follows:

Present Value Profile	NCF - PV0%	PV 5%	PV 10%	PV 15%	PV 20%
Proven	M$	M$	M$	M$	M$
PDP	5,186	3,419	2,521	2,001	1,666
PNP	10	9	9	9	9
PUD	32,854	21,693	15,232	11,151	8,397
PROVEN TOTAL	**38,050**	**25,121**	**17,762**	**13,162**	**10,071**

Present Value Profile	NCF - PV0%	PV 5%	PV 10%	PV 15%	PV 20%
Non-Proven (Prob)	M$	M$	M$	M$	M$
Non-Prvn (Probable) NP	886	746	640	557	492
Non-Prvn (Probable)	174,898	120,158	87,379	66,216	51,750
Prob TOTAL	**175,784**	**120,904**	**88,019**	**66,773**	**52,242**

Present Value Profile	NCF - PV0%	PV 5%	PV 10%	PV 15%	PV 20%
Non-Proven (Poss)	M$	M$	M$	M$	M$
Non-Prvn (Possible)	1,660,501	1,266,821	981,391	770,033	610,721

One-line economic summaries (by well) of the results from the evaluation are also included in the attachments along with by-well detail economic projections and production graphs depicting projected rates.

PRICING FORECAST

The SEC prices were determined according to the SEC pricing guidelines adjusted for an effective date of January 1, 2012. The regulations state that the prices for each product are to be calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month reporting period.

The natural gas price is based on the NYMEX Henry Hub postings and the oil price is based on NYMEX Cushing postings. For January 1, 2011 through December 31, 2011, the unweighted arithmetic average of the first-day-of-the-month price were $96.19 per BBl for oil and $4.163 per MMBTU for gas. Product prices for each well were adjusted from SEC prices to reflect estimated differentials, BTU content, field losses and usage, or gathering and processing costs.

For the evaluated Kansas properties, Richfield receives 3.40 $/BBl above posted Kansas Common, which has a NYMEX (Cushing) oil differential of 7.00 $/BBl; thus resulting in an oil price differential of -3.60 $/BBl to NYMEX oil postings. For natural gas, prices are projected to be 75% of the NYMEX natural gas price (-25% differential) based on prevailing area contracts. For the Utah properties, a -10.00 $/BBl differential was applied to the economics.

EXPENSES and PRODUCTION TAXES

Well operating expenses were estimated and provided by Richfield. Expenses were held constant going forward. For non-producing (including behind pipe) and undeveloped locations, capital and operating expenses were based on analogy wells and provided by Richfield, and appear to be reasonable based on producing areas, depths, formations, and projected activity.

If a property is calculated to be uneconomic based on rate, expenses, and pricing, the rate, reserves, and expenses will show zero ("0") in the reserves and economic results. However, in reality, many or most of these wells will continue to be produced by the operator and Richfield will realize income and expenses from the properties not captured in this evaluation.

Abandonment costs were assumed to be offset by future salvageable equipment values for the mid-continent (Kansas and Oklahoma), which is a reasonable and common assumption for the activities projected and producing wells in the mid-continent region. For the Utah cases, a $50,000 per well abandonment cost was included.

Severance and ad valorem taxes were applied to all wells in the economic evaluation. Severance (production) tax rates were based on applicable current state published rates for oil and gas. Ad valorem taxes on reserves and equipment vary by county within the states and were estimated to be 6% for the Kansas properties.

PROPERTIES

Mid-Continent Region

The Kansas properties are located in six fields of Central and South-Central Kansas; each are mature fields with long production histories and significant numbers of wells and formation penetrations. An evaluation was conducted on the Company's acreage to determine volumetric in-place volumes and examine the historical production, reservoir parameters, and drainage from the producing formations – most notably the Arbuckle and Wilcox formations – in each field.

Field	County, State	Township	# PDP/PNP Wells	# PUD Wells	# Prob Wells	Primary Zone Target	ROG % WI Range
Gorham	Russell, KS	13,14S-14,15W	6	19	21	Arbkl-Gorham	100
South Haven	Sumner, KS	35S-1W	0	0	3	Wilcox/Miss	100
Trapp	Russell, KS	15S-14W	1	7	7	Arbuckle	100
Perth	Sumner, KS	33S-1W	2	1	1	Wilcox/Miss	75
Koelsch	Stafford, KS	24S-14W	1	6	6	Arbuckle/Miss	100
			10	33	38		

The reserves are mostly the result of Richfield undertaking reactivation and development of acreages located in older established Arbuckle and Wilcox fields in Central and Southern Kansas where bypassed pay has been documented and exists, and low hydrocarbon recoveries have been calculated due to historical production methods of topping into these reservoirs and only producing attic oil. Both volumetric and analogy methods were employed in volume estimates. Richfield will apply methods of drilling, completion, and production to the known existing producing formations that have shown to be successful in the targeted formations elsewhere, but have not been proven commercially viable in the areas owned by Richfield at this time.

On Richfield acreage in and around the identified fields, Richfield will re-enter existing wells and drill new wells in known Arbuckle or Wilcox formation fields and apply de-watering techniques – large stimulations of the producing formation, produce and dispose of thousands of barrels of water per day while reducing reservoir pressure and recovering significant volumes of bypassed and un-recovered oil. This method of production has been applied with significant success in several oil and gas reservoirs and fields in Kansas and Oklahoma – most significantly the Hunton and Mississippian formations in Central Oklahoma, Wilcox formation in Northwestern Oklahoma, and the Arbuckle in the Oklahoma City Field. Initial efforts to prove the dewatering process and potential in two Wilcox formation producing wells in the Perth Field have resulted in positive results although the operator has yet to optimize production operations and rates are expected to rise or exceed previously established production volumes.

Potential also exists in additional lower intervals (benches) within the Arbuckle in most of the Kansas fields. Only the uppermost portion of the Arbuckle formation was typically produced historically. Analysis of deeper penetrations and the evaluation of a limited number of lower Arbuckle interval completions indicate potential hydrocarbon accumulations. These intervals would also be included in de-watering methods and efforts in the Arbuckle. Potential exists in the future development and completions of secondary objective zones of interest (Kansas City-

Lansing, Topeka formations) that are within the leases held by Richfield and are shallower than the targeted Arbuckle and Wilcox formations. Historical well information and reservoir analysis of these intervals indicate hydrocarbon accumulations to be tested. Five Mississippian formation horizontal wells are also projected and are modeled based on recent activity in Southern Kansas and Northern Oklahoma.

The Perth Field is located in Township 33S-1W of Sumner County, Kansas. Richfield has interests in Section 12 and as noted above, has two wells which have been completed in the Wilcox formation and have had successful applications of dewatering efforts, although the operator has yet to optimize production equipment, and rates are expected to rise or exceed previously established production volumes. Additional Wilcox wells are planned.

The Gorham Field located in Townships 13,14S - Ranges 14,15W has the largest development potential of the Kansas properties, with twenty (20) well reactivations, deepenings or new drills slated on five leases located over nine sections. Over 100 MMBBls oil has been produced from the field since 1926, primarily from the Arbuckle. All of the wells are targeting Arbuckle with the secondary targets being the Topeka, Gorham Sand, and the Lansing formations . The individual projects within the Gorham Field include the Furthmyer, Neidenthal, Gorham, and Boxberger leases.

The Trapp Field is located in Sections 26-15S-14W of Russell County, Kansas. Seven (7) undeveloped locations are planned to test and produce the Arbuckle formation – both new drill wells and reentry/deepenings.

The Koelsch Field Prospects are located in Sections 25 and 36 of T24S-14W in Stafford County, Kansas. Four (4) wells are planned for the Arbuckle. After primary development from 1952 thru 1955, a well was drilled in 1977 and demonstrated active oil recovery almost identical to the original DST's that were performed in the field in the 1950's.

Four wells are planned in the South Haven Field of Sumner County, KS targeting the Mississippian and Wilcox formations.

Utah

Possible reserves have been assessed to Richfield projects located in Juab and Sanpete Counties Utah. These prospects lie on the northern end of the active Central Utah Over-Thrust play that is highlighted by the significant Covenant and Providence Fields discoveries by Wolverine Gas and Oil in 2004 and 2007, respectively.

Field	County, State	# Poss Wells	Primary Zone Target	RFO % WI Range
Fountain Green	Sanpete, Utah	18	Twin Creek / Navajo	74.5
Liberty	Juab, Utah	10	Twin Creek / Navajo	58
Independence	Sanpete, Utah	8	Tununk (Mancos) Shale	20

The Company's acreage lies on a large anticlinal structure that runs regionally north-to-south. There is evidence based on the analysis of surface and sub-surface geology, gravity data, seismic data, and geochemical analysis to support exploration for the Jurassic Twin Creek Limestone, Navajo Sandstone, and Cretacious Emery Sandstone, Tununk Shale, and Dakota Sands.

In the Fountain Green and Liberty prospects, the primary targets are the Navajo Sandstone and the overlying Twin Creek Limestone Formations, which are repeated several times due to thrusting. The Navajo Sandstone is estimated to be 1,200 ft thick, with average porosity of 12%. The Twin Creek is around 400 ft thick and has poor primary porosity, but should have excellent secondary, or fracture porosity. Additional zones within the prospect area could also be prospective for hydrocarbons, particularly the Kaibab Limestone and Mississippian age rocks below the Navajo thrust sheets. These deeper zones are currently being tested by drilling in the surrounding area.

The Independence Project is located in Sanpete Co. Utah, and contains one well, the Moroni #1AXZH, which is completed in the Tununk Shale at approximately 11,500'. There was lost circulation and shows of oil while drilling, and log analysis indicated the formation to be extremely naturally fractured and contain approximately 150 feet of net pay. The well was tested for short periods at rates as high as 30 barrels of high gravity oil per hour through perforations in drill pipe with no cement. The reservoir appears to be over-pressured future activity is expected to prove this to be an economical project.

Additional geological descriptions, area history, regional maps, and documentation provided by the Company are available for review.

FUTURE INCOME

Future net revenue in this report includes deductions for state production (severance) taxes. Future net income is after deducting these taxes, future capital costs, and operating expenses, but before consideration of any state and/or federal income taxes. The future net income has not been adjusted for any outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income. The future net income has been discounted at various annual rates, including the standard ten percent (10%), to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money.

RESERVES DISCUSSION

Remaining recoverable reserves are those quantities of petroleum that are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty depending primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty is conveyed by classifying reserves as Proved (highly certain) or Non-Proved (less certain).

The estimated reserves and revenues shown in this report were determined by SEC standards for Proved and Non-Proved (Probable and Possible) reserve categories. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing for the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within reasonable time.

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved Developed Producing (PDP) is assigned to wells with sufficient production history to allow material balance and decline curve analysis to be the primary methods of estimation. PDP reserves are the most reliable reserves, generally with a high degree of confidence that actually recovered quantities will equal or exceed published reserve estimates.

Proved Developed Non-Producing (PNP) reserves include reserves from zones that have been penetrated by drilling but have not produced sufficient quantities to allow material balance or decline curve analysis with a high degree of confidence. This category includes Proved Developed Behind-Pipe (PNPBP) zones and tested wells awaiting production equipment (PNP).

Proved undeveloped (PUD) oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with reasonably certainty that there is continuity of production from the existing productive formation. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.

The Proven Undeveloped and Non-Producing wells were forecasted based on geological data presented, volumetric calculations, and analog comparisons to existing completions.

GENERAL

The reserves and values included in this report are estimates only and should not be construed as being exact quantities. The reserve estimates were performed using accepted engineering practices and were primarily based on historical rate decline analysis for existing producers. As additional pressure and production performance data becomes available, reserve estimates may increase or decrease in the future. The revenue from such reserves and the actual costs related may be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the prices actually received for the reserves included in this report and the costs incurred in recovering such reserves may vary from the price and cost assumptions referenced. Therefore, in all cases, estimates of reserves may increase or decrease as a result of future operations.

In evaluating the information available for this analysis, items excluded from consideration were all matters as to which legal or accounting, rather than engineering interpretation, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data and such conclusions necessarily represent only informed professional judgments. The titles to the properties have not been examined nor has the actual degree or type of interest owned been independently confirmed. A field inspection of the properties is not usually considered necessary for the purpose of this report.

Information included in this report includes projected production and cashflow economic results by entity, one-line economic results summaries for each well, and miscellaneous individual well information. Additional information reviewed will be retained and is available for review at any time. Pinnacle Energy Services, L.L.C. can take no responsibility for the accuracy of the data used in the analysis, whether gathered from public sources or otherwise.

Pinnacle Energy Services, LLC

John Paul Dick, P.E.
Petroleum Engineer

Richfield Oil Gas - Year End 2011 Reserve Report - Exhibit A

Case Name	Rsv Class & Cat	Operator	Field	State	Reservoir	WI	RI	OPEX $/mo	Gas Price Diff %	Oil Price Diff $
BOXBERGER NO. A5L RE PDP	PDP	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,490	(25.000)	$ (3.60)
FURTHMEYER E 6RE 13 PDP	PDP	Richfield O&G	GORHAM-FURTH/NEID	KS	LANSING	1.00000000	0.80000000	$ 1,450	(25.000)	$ (3.60)
FURTHMEYER W 1RE PDP	PDP	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 1,020	(25.000)	$ (3.60)
MAI	PDP	Richfield O&G	GORHAM-MAI	KS	ARBUCKLE	1.00000000	0.80000000	$ 440	(25.000)	$ (3.60)
NIEDENTHAL N 5RE	PDP	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.82500000	$ 720	(25.000)	$ (3.60)
NIEDENTHAL NO. 1RE PDP	PDP	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 750	(25.000)	$ (3.60)
WHITTEN NO. 12-2	PDP	Richfield O&G	PERTH	KS	WILCOX	0.75000000	0.58500000	$ 3,400	(25.000)	$ (3.60)
WYCKOFF NO. 12-2	PDP	Richfield O&G	PERTH	KS	WILCOX	0.75000000	0.58500000	$ 950	(25.000)	$ (3.60)
HOFFMAN NO. 4RE PDP	PDNP	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,400	(25.000)	$ (3.60)
PRESCOTT NO. 2 PDP	PDNP	Richfield O&G	KOELSCH	KS		0.79000000	0.62410000	$ 1,500	(25.000)	$ (3.60)
BOXBERGER NO. B1-RE PUD	PUD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
BOXBERGER NO. B2 -RE PUD	PUD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
ERLICH NO. 3RE PUD	PUD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
ERLICH NO. 5RE PUD	PUD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
FURTHMEYER NO. 13RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 1,529	(25.000)	$ (3.60)
FURTHMEYER NO.1RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
FURTHMEYER NO.2RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
FURTHMEYER NO.6RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
FURTHMEYER-BENSON NO.6 PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
HOFFMAN NO. 1RE PUD	PUD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,000	(25.000)	$ (3.60)
HOFFMAN NO. 2RE PUD	PUD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,000	(25.000)	$ (3.60)
HOFFMAN NO. 3RE PUD	PUD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,000	(25.000)	$ (3.60)
HOFFMAN NO. 4RE PUD	PUD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,000	(25.000)	$ (3.60)
HOFFMAN NO. 5RE PUD	PUD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,000	(25.000)	$ (3.60)
NIEDENTHAL NO. 1RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 1,529	(25.000)	$ (3.60)
NIEDENTHAL NO.10 L-RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.82500000	$ 2,000	(25.000)	$ (3.60)
NIEDENTHAL NO.5RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.82500000	$ 2,000	(25.000)	$ (3.60)
NIEDENTHAL NO.9RE PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
PRESCOTT NO. 2RE PUD	PUD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.62410000	$ 2,000	(25.000)	$ (3.60)
PRESCOTT NO. 5RE PUD	PUD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.63200000	$ 2,000	(25.000)	$ (3.60)
RFO BOXBERGER NO. 32-1 PUD	PUD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
RFO GORHAM NO.1 PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
RFO GORHAM NO.2 PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
RFO GORHAM NO.25H PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	GORHAM SAND	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
RFO GORHAM NO.26H PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	GORHAM SAND	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
RFO GORHAM NO.3 PUD	PUD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
RFO HOFFMAN NO. 26-1 PUD	PUD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,000	(25.000)	$ (3.60)
RFO HOFFMAN NO. 26-2 PUD	PUD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 2,000	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-2 PUD	PUD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.62410000	$ 2,000	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-3 PUD	PUD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.63595000	$ 2,000	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-5 PUD	PUD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.63595000	$ 2,000	(25.000)	$ (3.60)
RFO WHITTEN NO. 12-4 PUD	PUD	Richfield O&G	PERTH	KS	WILCOX	0.75000000	0.58500000	$ 7,737	(25.000)	$ (3.60)
ROG KOELSCH NO. 25-1 PUD	PUD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.77000000	0.60830000	$ 2,000	(25.000)	$ (3.60)
BULL NO. 2-16	Prob-NP	Richfield O&G	BULL	OK	ARBUCKLE	0.95000000	0.74100000	$ 2,075	(25.000)	$ (3.60)
BOXBERGER NO. A2	Prob-UD	Richfield O&G	GORHAM-HBOXBERGER	KS	LANSING/KANSAS CITY	1.00000000	0.80000000	$ 1,425	(25.000)	$ (3.60)

Richfield Oil Gas - Year End 2011 Reserve Report - Exhibit A

Case Name	Rsv Class & Cat	Operator	Field	State	Reservoir	WI	RI	OPEX $/mo	Gas Price Diff %	Oil Price Diff $
BOXBERGER NO. B1-RE PROB	Prob-UD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 4,750	(25.000)	$ (3.60)
BOXBERGER NO. B2-RE PROB	Prob-UD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 4,750	(25.000)	$ (3.60)
ERLICH NO. 3RE PROB	Prob-UD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
ERLICH NO. 5RE PROB	Prob-UD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 2,000	(25.000)	$ (3.60)
FURTHMEYER NO. 13RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 1,529	(25.000)	$ (3.60)
FURTHMEYER NO.1RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 4,750	(25.000)	$ (3.60)
FURTHMEYER NO.2RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 4,750	(25.000)	$ (3.60)
FURTHMEYER NO.6RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 4,750	(25.000)	$ (3.60)
FURTHMEYER-BENSON NO.6RE	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 4,750	(25.000)	$ (3.60)
HOFFMAN NO. 1RE PROB	Prob-UD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 4,750	(25.000)	$ (3.60)
HOFFMAN NO. 2RE PROB	Prob-UD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 6,152	(25.000)	$ (3.60)
HOFFMAN NO. 3RE PROB	Prob-UD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 6,152	(25.000)	$ (3.60)
HOFFMAN NO. 4RE PROB	Prob-UD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 6,152	(25.000)	$ (3.60)
HOFFMAN NO. 5RE PROB	Prob-UD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 6,152	(25.000)	$ (3.60)
NIEDENTHAL NO. 1RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.82500000	$ 1,529	(25.000)	$ (3.60)
NIEDENTHAL NO.10 L-RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.82500000	$ 4,750	(25.000)	$ (3.60)
NIEDENTHAL NO.5RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.82500000	$ 4,750	(25.000)	$ (3.60)
NIEDENTHAL NO.9RE PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.82500000	$ 4,750	(25.000)	$ (3.60)
PRESCOTT NO. 2RE PROB	Prob-UD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.62410000	$ 2,000	(25.000)	$ (3.60)
PRESCOTT NO. 5RE PROB	Prob-UD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.63200000	$ 2,000	(25.000)	$ (3.60)
RF0 BOXBERGER NO. 32-1 PROB	Prob-UD	Richfield O&G	GORHAM-HBOXBERGER	KS	ARBUCKLE	1.00000000	0.80000000	$ 4,750	(25.000)	$ (3.60)
RFO BOXBERGER NO. 32-2 PROB	Prob-UD	Richfield O&G	GORHAM-HBOXBERGER	KS	LANSING/KANSAS CITY	1.00000000	0.80000000	$ 1,575	(25.000)	$ (3.60)
RFO GORHAM NO.1 PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 6,152	(25.000)	$ (3.60)
RFO GORHAM NO.2 PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 6,152	(25.000)	$ (3.60)
RFO GORHAM NO.25H PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	GORHAM SAND	1.00000000	0.80000000	$ 6,152	(25.000)	$ (3.60)
RFO GORHAM NO.26H PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	GORHAM SAND	1.00000000	0.80000000	$ 6,152	(25.000)	$ (3.60)
RFO GORHAM NO.3 PROB	Prob-UD	Richfield O&G	GORHAM-FURTH/NEID	KS	ARBUCKLE	1.00000000	0.80000000	$ 6,152	(25.000)	$ (3.60)
RFO HELSEL NO. 3-1	Prob-UD	Richfield O&G	SOUTH HAVEN	KS	WILCOX	1.00000000	0.80500000	$ 8,152	(25.000)	$ (3.60)
RFO HELSEL NO. 3-2	Prob-UD	Richfield O&G	SOUTH HAVEN	KS	WILCOX	1.00000000	0.80500000	$ 8,152	(25.000)	$ (3.60)
RFO HELSEL NO. 3-4	Prob-UD	Richfield O&G	SOUTH HAVEN	KS	WILCOX	1.00000000	0.80500000	$ 8,152	(25.000)	$ (3.60)
RFO HELSEL NO. 3-5H PROB	Prob-UD	Richfield O&G	SOUTH HAVEN	KS	MISISSIPPIAN	1.00000000	0.80500000	$ 8,152	(25.000)	$ (3.60)
RFO HOFFMAN NO. 26-1 PROB	Prob-UD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 4,750	(25.000)	$ (3.60)
RFO HOFFMAN NO. 26-2 PROB	Prob-UD	Richfield O&G	TRAPP-HOFFMAN	KS	ARBUCKLE	1.00000000	0.78000000	$ 4,750	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-1 PROB	Prob-UD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.77000000	0.60830000	$ 4,667	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-2 PROB	Prob-UD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.62410000	$ 4,667	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-3 PROB	Prob-UD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.63595000	$ 4,667	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-5 PROB	Prob-UD	Richfield O&G	KOELSCH	KS	ARBUCKLE	0.79000000	0.63595000	$ 4,667	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-6H PROB	Prob-UD	Richfield O&G	KOELSCH	KS	MISSISSIPPIAN	0.79000000	0.63595000	$ 3,000	(25.000)	$ (3.60)
RFO KOELSCH NO. 25-7H PROB	Prob-UD	Richfield O&G	KOELSCH	KS	MISSISSIPPIAN	0.79000000	0.63595000	$ 3,000	(25.000)	$ (3.60)
RFO PERTH #12-5H PROB	Prob-UD	Richfield O&G	PERTH	KS	MISSISSIPPIAN	0.75000000	0.58500000	$ 3,000	(25.000)	$ (3.60)
RFO PERTH #12-6H PROB	Prob-UD	Richfield O&G	PERTH	KS	MISSISSIPPIAN	0.75000000	0.58500000	$ 7,737	(25.000)	$ (3.60)
RFO WHITTEN NO. 12-4 PROB	Prob-UD	Richfield O&G	PERTH	KS	WILCOX	0.75000000	0.58500000	$ 5,000	(25.000)	$ (3.60)
MORONI #1AXZH	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.50000000	0.40000000	$ 2,000	(25.000)	$ (10.00)
RFO FT. GREEN #01	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #02	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)

Richfield Oil Gas - Year End 2011 Reserve Report - Exhibit A

Case Name	Rsv Class & Cat	Operator	Field	State	Reservoir	WI	RI	OPEX $/mo	Gas Price Diff %	Oil Price Diff $
RFO FT. GREEN #03	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #04	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #05	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #06	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #07	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #08	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #09	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #10	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #11	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #12	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #13	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #14	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #15	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAHO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #16	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #17	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO FT. GREEN #18	Poss-UD	Richfield O&G	FT. GREEN PROSPECT	UT	TWIN CREEK/NAVAJO	1.00000000	0.78000000	$ 10,000	(25.000)	$ (10.00)
RFO INDEPENDECE 01	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.20000000	0.16000000	$ 10,000	(25.000)	$ (10.00)
RFO INDEPENDECE 02	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.20000000	0.16000000	$ 2,000	(25.000)	$ (10.00)
RFO INDEPENDECE 03	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.20000000	0.16000000	$ 2,000	(25.000)	$ (10.00)
RFO INDEPENDECE 04	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.20000000	0.16000000	$ 2,000	(25.000)	$ (10.00)
RFO INDEPENDECE 05	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.20000000	0.16000000	$ 2,000	(25.000)	$ (10.00)
RFO INDEPENDECE 06	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.20000000	0.16000000	$ 2,000	(25.000)	$ (10.00)
RFO INDEPENDECE 07	Poss-UD	Richfield O&G	MORONI	UT	TUNUNK SHALE	0.20000000	0.16000000	$ 2,000	(25.000)	$ (10.00)
RFO LIBERTY 01	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK/NAVAJO	0.28150000	0.21112500	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 02	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK/NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 03	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK/NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 04	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK/NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 05	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK.NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 06	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK / NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 07	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK/.NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 08	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK / NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 09	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK / NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)
RFO LIBERTY 10	Poss-UD	Richfield O&G	LIBERTY PROSPECT	UT	TWIN CREEK / NAVAJO	0.58000000	0.43500000	$ 10,000	(25.000)	$ (10.00)

Economic One-Liners

As of Date: 1/1/2012

Project Name : Richfield Oil & Gas YearEnd 2011
Ownership Group : All Cases

Lease Name *Risked* / UnRisked	Gross Reserves Oil (Mbbl)	Gross Reserves Gas (MMcf)	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)
Grand Total	**41,641.73**	**6,267.81**	**27,942.99**	**4,350.98**	**2,432,455.24**	**13,584.86**	**0.00**	**379,079.30**	**192,625.60**	**1,874,335.20**	**1,087,171.93**
Proved Producing Rsv Class & Category	**140.56**	**0.00**	**105.56**	**0.00**	**9,773.43**	**0.00**	**0.00**	**4,587.58**	**0.00**	**5,185.85**	**2,521.27**
Boxberger No. A5L RE PDP	23.18	0.00	18.55	0.00	1,717.10	0.00	0.00	1,075.14	0.00	641.96	356.18
Furthmeyer E 6RE 13 PDP	22.64	0.00	18.11	0.00	1,676.72	0.00	0.00	728.74	0.00	947.98	503.93
Furthmeyer W 1RE PDP	23.82	0.00	19.06	0.00	1,764.42	0.00	0.00	584.75	0.00	1,179.66	522.74
Mai	5.74	0.00	4.59	0.00	425.02	0.00	0.00	210.80	0.00	214.21	103.04
Niedenthal N 5RE	14.37	0.00	11.85	0.00	1,097.31	0.00	0.00	394.50	0.00	702.81	327.56
Niedenthal No. 1RE PDP	17.09	0.00	13.67	0.00	1,266.08	0.00	0.00	426.11	0.00	839.97	352.85
Whitten No. 12-2	21.97	0.00	12.85	0.00	1,190.20	0.00	0.00	832.54	0.00	357.66	214.33
Wyckoff No. 12-2	11.75	0.00	6.88	0.00	636.60	0.00	0.00	334.99	0.00	301.60	140.63
Proved Non-Producing Rsv Class & Category	**0.66**	**0.00**	**0.50**	**0.00**	**45.84**	**0.00**	**0.00**	**36.20**	**0.00**	**9.63**	**9.29**
Hoffman No. 4RE PDP	0.52	0.00	0.41	0.00	37.54	0.00	0.00	29.56	0.00	7.98	7.69
Prescott No. 2 PDP	0.14	0.00	0.09	0.00	8.30	0.00	0.00	6.65	0.00	1.65	1.60
Proved Undeveloped Rsv Class & Category	**991.79**	**465.35**	**745.13**	**348.46**	**68,991.72**	**1,087.99**	**0.00**	**29,589.23**	**7,636.38**	**32,854.12**	**15,231.60**
Boxberger No. B1-RE PUD	30.42	14.75	24.33	11.80	2,252.95	36.85	0.00	958.33	184.21	1,147.26	529.20
Boxberger No. B2 -RE PUD	30.38	14.74	24.31	11.79	2,250.59	36.81	0.00	956.04	184.21	1,147.15	524.89
Erlich No. 3RE PUD	30.05	14.58	24.04	11.66	2,226.06	36.41	0.00	932.96	184.21	1,145.30	482.90
Erlich No. 5RE PUD	30.02	14.56	24.01	11.65	2,223.50	36.36	0.00	930.64	184.21	1,145.02	478.78
Furthmeyer No. 13RE PUD	27.92	13.54	22.34	10.83	2,068.29	33.83	0.00	621.12	184.21	1,296.78	677.08
Furthmeyer No.1RE PUD	30.89	14.98	24.71	11.99	2,288.13	37.42	0.00	992.85	214.71	1,117.99	590.22
Furthmeyer No.2RE PUD	30.86	14.97	24.69	11.97	2,285.82	37.38	0.00	990.43	214.71	1,118.06	585.42
Furthmeyer No.6RE PUD	24.78	12.02	19.83	9.62	1,835.75	30.02	0.00	852.61	214.71	798.46	413.01
Furthmeyer-Benson No.6 PUI	24.78	12.02	19.83	9.62	1,835.75	30.02	0.00	852.61	214.71	798.46	409.49
Hoffman No. 1RE PUD	27.09	13.14	21.13	10.25	1,956.14	31.99	0.00	894.92	70.87	1,022.34	479.51
Hoffman No. 2RE PUD	26.96	13.08	21.03	10.20	1,947.14	31.85	0.00	886.01	421.78	671.20	192.95
Hoffman No. 3RE PUD	26.93	13.06	21.01	10.19	1,944.89	31.81	0.00	883.73	421.78	671.19	191.39
Hoffman No. 4RE PUD	27.09	13.14	21.13	10.25	1,956.14	31.99	0.00	894.92	70.87	1,022.34	482.23
Hoffman No. 5RE PUD	27.02	13.11	21.08	10.22	1,951.55	31.92	0.00	890.56	217.57	875.34	347.24
Niedenthal No. 1RE PUD	23.07	11.19	18.46	8.95	1,708.92	27.95	0.00	544.17	19.77	1,172.92	654.08
Niedenthal No.10 L-RE PUD	24.78	12.02	20.45	9.92	1,893.12	30.96	0.00	859.80	214.71	849.58	397.10
Niedenthal No.5RE PUD	32.30	0.00	26.65	0.00	2,467.27	0.00	0.00	810.60	214.71	1,441.95	808.97
Niedenthal No.9RE PUD	24.78	12.02	19.83	9.62	1,835.75	30.02	0.00	852.82	214.71	798.24	396.01
Prescott No. 2RE PUD	30.64	14.86	19.12	9.27	1,770.52	28.96	0.00	766.98	151.14	881.36	429.24
Prescott No. 5RE PUD	30.67	14.88	19.38	9.40	1,794.79	29.35	0.00	771.60	157.89	894.66	436.07

Economic One-Liners

As of Date: 1/1/2012

Project Name : Richfield Oil & Gas YearEnd 2011
Ownership Group : All Cases

Lease Name *Risked* / UnRisked	Gross Reserves Oil (Mbbl)	Gross Reserves Gas (MMcf)	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)
RFO Boxberger No. 32-1 PUL	30.09	14.59	24.07	11.67	2,228.53	36.45	0.00	935.27	238.07	1,091.63	445.27
RFO Gorham No.1 PUD	30.82	14.95	24.66	11.96	2,283.24	37.34	0.00	988.13	277.50	1,054.96	502.61
RFO Gorham No.2 PUD	30.79	14.93	24.63	11.95	2,280.93	37.30	0.00	985.84	277.50	1,054.90	498.33
RFO Gorham No.25H PUD	30.19	14.64	24.15	11.71	2,236.03	36.57	0.00	942.21	277.47	1,052.92	425.50
RFO Gorham No.26H PUD	29.98	14.54	23.99	11.63	2,221.01	36.32	0.00	928.33	277.50	1,051.51	404.60
RFO Gorham No.3 PUD	30.22	14.66	24.18	11.73	2,238.54	36.61	0.00	944.53	277.50	1,053.13	429.14
RFO Hoffman No. 26-1 PUD	30.45	14.77	23.75	11.52	2,199.00	35.96	0.00	953.57	281.19	1,000.21	429.70
RFO Hoffman No. 26-2 PUD	30.32	14.70	23.65	11.47	2,189.53	35.81	0.00	944.38	238.07	1,042.88	450.68
RFO Koelsch No. 25-2 PUD	30.80	14.94	19.22	9.32	1,779.82	29.11	0.00	776.25	293.00	739.68	337.72
RFO Koelsch No. 25-3 PUD	30.61	14.85	19.47	9.44	1,802.31	29.48	0.00	769.38	293.00	769.41	314.11
RFO Koelsch No. 25-5 PUD	30.58	14.83	19.45	9.43	1,800.42	29.45	0.00	767.56	390.66	671.64	225.96
RFO Whitten No. 12-4 PUD	64.70	31.38	37.85	18.36	3,504.52	57.32	0.00	1,753.40	267.83	1,540.60	936.31
ROG Koelsch No. 25-1 PUD	30.80	14.94	18.74	9.09	1,734.76	28.37	0.00	756.68	291.44	715.02	325.87
Probable Non-Producing Rsv Class & Category											
Bull No. 2-16 - Bull No. 2-16	0.00	562.03	0.00	416.47	0.00	1,300.31	0.00	413.93	0.00	886.38	639.77
Probable Undeveloped Rsv Class & Category	**3,891.32**	**5,240.43**	**2,906.47**	**3,586.05**	**269,110.25**	**11,196.55**	**0.00**	**85,815.00**	**19,593.55**	**174,898.26**	**87,379.24**
Boxberger No. A2	36.84	17.87	29.47	14.29	2,728.79	44.63	0.00	803.66	245.61	1,724.15	496.31
Boxberger No. B1-RE PROB	79.28	38.45	63.42	30.76	5,872.13	96.04	0.00	1,952.72	61.40	3,954.05	2,133.78
Boxberger No. B2-RE PROB	79.28	38.45	63.42	30.76	5,872.13	96.04	0.00	1,952.59	61.40	3,954.18	2,116.38
Erlich No. 3RE PROB	95.75	46.44	76.60	37.15	7,092.23	115.99	0.00	1,484.49	184.21	5,539.52	2,439.34
Erlich No. 5RE PROB	95.75	46.44	76.60	37.15	7,092.23	115.99	0.00	1,484.49	184.21	5,539.52	2,418.71
Furthmeyer No. 13RE PROB	80.54	39.06	64.43	31.25	5,965.77	97.57	0.00	1,168.36	61.40	4,833.58	2,462.07
Furthmeyer No.1RE PROB	94.48	45.82	75.59	36.66	6,998.61	114.46	0.00	2,201.46	71.57	4,840.04	2,949.69
Furthmeyer No.2RE PROB	94.48	45.82	75.59	36.66	6,998.61	114.46	0.00	2,201.32	71.57	4,840.19	2,925.63
Furthmeyer No.6RE PROB	94.48	45.82	75.59	36.66	6,998.61	114.46	0.00	2,201.25	71.57	4,840.26	2,852.78
Furthmeyer-Benson No.6RE	94.48	45.82	75.59	36.66	6,998.61	114.46	0.00	2,201.91	71.57	4,839.59	2,828.54
Hoffman No. 1RE PROB	97.20	47.14	75.81	36.77	7,019.54	114.80	0.00	2,431.68	23.62	4,679.04	2,331.43
Hoffman No. 2RE PROB	97.20	47.14	75.81	36.77	7,019.54	114.80	0.00	2,431.90	140.59	4,561.85	2,096.17
Hoffman No. 3RE PROB	97.20	47.14	75.81	36.77	7,019.54	114.80	0.00	2,431.77	140.59	4,561.98	2,079.09
Hoffman No. 4RE PROB	97.20	47.14	75.81	36.77	7,019.54	114.80	0.00	2,431.68	23.62	4,679.04	2,351.37
Hoffman No. 5RE PROB	97.20	47.14	75.81	36.77	7,019.54	114.80	0.00	2,432.39	72.52	4,629.43	2,180.44
Niedenthal No. 1RE PROB	80.54	39.06	66.45	32.23	6,152.20	100.62	0.00	1,191.84	6.59	5,054.39	2,506.61
Niedenthal No.10 L-RE PROE	94.73	45.95	78.15	37.91	7,236.34	118.35	0.00	2,248.05	71.57	5,035.07	2,677.75
Niedenthal No.5RE PROB	94.73	45.95	78.15	37.91	7,236.34	118.35	0.00	2,248.07	71.57	5,035.05	2,861.90
Niedenthal No.9RE PROB	94.73	45.95	78.15	37.91	7,236.34	118.35	0.00	2,248.21	71.57	5,034.91	2,959.13
Prescott No. 2RE Prob	78.25	37.95	48.83	23.68	4,521.61	73.95	0.00	1,111.73	50.38	3,433.45	1,729.28

Economic One-Liners

As of Date: 1/1/2012

Project Name : **Richfield Oil & Gas YearEnd 2011**
Ownership Group : All Cases

Lease Name *Risked* / UnRisked	Gross Reserves Oil (Mbbl)	Gross Reserves Gas (MMcf)	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)
Prescott No. 5RE Prob	78.32	37.98	49.50	24.01	4,582.94	74.95	0.00	1,121.00	52.63	3,484.26	1,766.78
RF0 Boxberger No. 32-1 PRO	79.28	38.45	63.42	30.76	5,872.13	96.04	0.00	1,952.79	238.07	3,777.30	1,826.97
RFO Boxberger No. 32-2 PRC	22.99	11.15	18.39	8.92	1,702.58	27.85	0.00	359.50	476.15	894.78	362.43
RFO Gorham No.1 PROB	81.56	39.56	65.25	31.65	6,041.28	98.80	0.00	2,163.73	277.50	3,698.85	2,290.18
RFO Gorham No.2 PROB	81.56	39.56	65.25	31.65	6,041.28	98.80	0.00	2,164.58	277.50	3,698.01	2,270.62
RFO Gorham No.25H PROB	81.56	39.56	65.25	31.65	6,041.28	98.80	0.00	2,163.80	277.50	3,698.79	1,939.08
RFO Gorham No.26H PROB	81.56	39.56	65.25	31.65	6,041.28	98.80	0.00	2,164.29	277.50	3,698.29	1,844.21
RFO Gorham No.3 PROB	81.56	39.56	65.25	31.65	6,041.28	98.80	0.00	2,163.71	277.50	3,698.87	1,955.68
RFO Helsel No. 3-1	96.63	46.87	77.79	37.73	7,202.47	117.79	0.00	2,680.41	586.86	4,052.99	2,545.83
RFO Helsel No. 3-2	96.63	46.87	77.79	37.73	7,202.47	117.79	0.00	2,680.18	586.86	4,053.23	2,525.13
RFO Helsel No. 3-4	96.63	46.87	77.79	37.73	7,202.47	117.79	0.00	2,680.18	586.86	4,053.23	2,285.03
RFO Helsel No. 3-5H PROB	139.89	727.46	112.61	585.61	10,426.58	1,828.41	0.00	4,038.16	3,000.00	5,216.83	1,421.52
RFO Hoffman No. 26-1 PROI	73.25	35.53	57.14	27.71	5,290.15	86.52	0.00	1,826.31	281.19	3,269.17	1,760.31
RFO Hoffman No. 26-2 PROI	73.25	35.53	57.14	27.71	5,290.15	86.52	0.00	1,826.33	238.07	3,312.26	1,737.17
RFO Koelsch No. 25-1 PROB	73.50	35.65	44.71	21.68	4,139.76	67.70	0.00	1,411.17	97.15	2,699.14	1,754.96
RFO Koelsch No. 25-2 PROB	73.50	35.65	45.87	22.25	4,247.28	69.46	0.00	1,447.61	97.67	2,771.47	1,788.46
RFO Koelsch No. 25-3 PROB	73.65	35.72	46.84	22.72	4,336.84	70.93	0.00	1,466.94	97.67	2,843.17	1,629.82
RFO Koelsch No. 25-5 PROB	73.65	35.72	46.84	22.72	4,336.84	70.93	0.00	1,466.97	97.67	2,843.13	1,615.99
RFO Koelsch No. 25-6H PRO	141.26	753.38	89.83	479.11	8,317.64	1,495.90	0.00	2,240.34	2,461.41	5,111.79	1,373.20
RFO Koelsch No. 25-7H PRO	140.96	751.77	89.64	478.09	8,299.96	1,492.72	0.00	2,292.80	2,461.40	5,038.48	1,335.10
RFO PERTH #12-5H PROB -	140.65	731.59	82.28	427.98	7,618.58	1,336.26	0.00	2,129.36	2,500.00	4,325.49	998.56
RFO PERTH #12-6H PROB -	140.35	729.94	82.10	427.02	7,602.03	1,333.25	0.00	2,917.98	2,500.00	3,517.31	836.46
RFO Whitten No. 12-4 PROB	94.80	45.98	55.46	26.90	5,134.73	83.98	0.00	1,597.27	89.28	3,532.16	2,119.34
Possible Undeveloped Rsv Class & Category	**36,617.40**	**0.00**	**24,185.33**	**0.00**	**2,084,534.00**	**0.00**	**0.00**	**258,637.37**	**165,395.68**	**1,660,500.96**	**981,390.77**
MORONI #1AXZH	386.09	0.00	154.44	0.00	13,310.99	0.00	0.00	1,714.72	1,300.00	10,296.27	6,061.20
RFO Ft. Green #01	1,477.97	0.00	1,152.81	0.00	99,360.97	0.00	0.00	12,128.21	9,183.99	78,048.77	51,146.91
RFO Ft. Green #02	1,477.97	0.00	1,152.81	0.00	99,360.97	0.00	0.00	12,127.92	9,183.99	78,049.06	49,466.75
RFO Ft. Green #03	1,477.97	0.00	1,152.81	0.00	99,360.97	0.00	0.00	12,128.15	7,893.88	79,338.95	51,294.14
RFO Ft. Green #04	1,477.97	0.00	1,152.81	0.00	99,360.97	0.00	0.00	12,127.92	7,893.88	79,339.17	50,444.62
RFO Ft. Green #05	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,132.26	7,893.88	79,381.90	49,658.27
RFO Ft. Green #06	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.49	7,893.88	79,380.66	48,835.59
RFO Ft. Green #07	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.23	7,893.88	79,380.92	48,026.79
RFO Ft. Green #08	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.42	7,893.88	79,380.74	47,218.31
RFO Ft. Green #09	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.27	7,893.88	79,380.88	46,436.29
RFO Ft. Green #10	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.05	7,893.88	79,381.11	45,667.23
RFO Ft. Green #11	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,132.26	7,893.88	79,381.90	44,935.76

Economic One-Liners

As of Date: 1/1/2012

Project Name : Richfield Oil & Gas YearEnd 2011
Ownership Group : All Cases

Lease Name	Gross Reserves		Net Reserves		Net Revenue			Expense		Cash Flow	
Risked / UnRisked	Oil (Mbbl)	Gas (MMcf)	Oil (Mbbl)	Gas (MMcf)	Oil (M$)	Gas (M$)	Other (M$)	& Tax (M$)	Invest. (M$)	Non-Disc. (M$)	Disc. 10% (M$)
RFO Ft. Green #12	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.49	7,893.88	79,380.66	44,191.32
RFO Ft. Green #13	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.23	7,893.88	79,380.92	43,459.44
RFO Ft. Green #14	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.42	7,893.88	79,380.74	42,727.85
RFO Ft. Green #15	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.27	7,893.88	79,380.88	42,020.20
RFO Ft. Green #16	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.05	7,893.88	79,381.11	41,324.27
RFO Ft. Green #17	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,132.26	7,893.88	79,381.90	40,662.37
RFO Ft. Green #18	1,478.67	0.00	1,153.36	0.00	99,408.03	0.00	0.00	12,133.49	7,893.88	79,380.66	39,988.72
RFO INDEPENDECE 01	380.48	0.00	60.88	0.00	5,246.98	0.00	0.00	1,166.24	1,050.00	3,030.73	1,696.38
RFO INDEPENDECE 02	385.28	0.00	61.64	0.00	5,313.18	0.00	0.00	681.94	1,050.00	3,581.24	1,820.88
RFO INDEPENDECE 03	384.92	0.00	61.59	0.00	5,308.14	0.00	0.00	680.23	1,050.00	3,577.91	1,775.38
RFO INDEPENDECE 04	384.55	0.00	61.53	0.00	5,303.14	0.00	0.00	678.52	1,050.00	3,574.62	1,732.39
RFO INDEPENDECE 05	384.17	0.00	61.47	0.00	5,297.83	0.00	0.00	676.78	1,050.00	3,571.05	1,689.07
RFO INDEPENDECE 06	383.77	0.00	61.40	0.00	5,292.38	0.00	0.00	675.02	1,050.00	3,567.36	1,646.82
RFO INDEPENDECE 07	383.37	0.00	61.34	0.00	5,286.78	0.00	0.00	673.25	1,050.00	3,563.53	1,605.62
RFO LIBERTY 01	692.96	0.00	128.97	0.00	11,115.67	0.00	0.00	1,510.92	225.20	9,379.55	7,059.68
RFO LIBERTY 02	692.96	0.00	301.44	0.00	25,980.84	0.00	0.00	3,532.90	1,316.72	21,131.23	15,279.36
RFO LIBERTY 03	692.96	0.00	301.44	0.00	25,980.84	0.00	0.00	3,532.81	1,316.72	21,131.31	15,026.31
RFO LIBERTY 04	692.96	0.00	301.44	0.00	25,980.84	0.00	0.00	3,532.70	1,316.72	21,131.43	14,777.46
RFO LIBERTY 05	692.96	0.00	301.44	0.00	25,980.84	0.00	0.00	3,532.80	1,316.72	21,131.32	14,528.63
RFO LIBERTY 06	693.36	0.00	301.61	0.00	25,995.84	0.00	0.00	3,534.86	1,316.72	21,144.26	14,303.32
RFO LIBERTY 07	693.36	0.00	301.61	0.00	25,995.84	0.00	0.00	3,534.70	1,316.72	21,144.42	14,066.46
RFO LIBERTY 08	693.36	0.00	301.61	0.00	25,995.84	0.00	0.00	3,534.62	1,316.72	21,144.51	13,833.49
RFO LIBERTY 09	693.36	0.00	301.61	0.00	25,995.84	0.00	0.00	3,534.53	1,316.72	21,144.59	13,604.39
RFO LIBERTY 10	693.36	0.00	301.61	0.00	25,995.84	0.00	0.00	3,534.42	1,316.72	21,144.71	13,379.10

Date : 01/17/2012 3:52:26PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Total

Richfield Oil & Gas YearEnd 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

Est. Cum Oil (Mbbl) : 62.32
Est. Cum Gas (MMcf) : 54.44
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		663.08	148.60	337.06	110.63	87.92	3.12	29,980.33	0.00	809.83	3,233.69	53,805.59	-27,868.78	-26,761.48
2013		3,438.74	219.60	2,014.38	162.27	86.90	3.12	175,548.44	0.00	2,805.37	18,345.14	62,510.42	91,887.51	51,087.24
2014		5,523.55	257.15	3,479.87	194.02	86.75	3.12	302,481.32	0.00	4,521.30	31,457.25	51,851.92	214,650.86	217,117.94
2015		6,675.26	516.95	4,495.07	359.41	86.72	3.12	390,916.81	0.00	5,936.36	40,617.59	19,657.68	324,705.18	444,620.82
2016		6,168.67	761.52	4,253.06	520.56	86.72	3.12	370,458.03	0.00	6,287.13	38,509.91	3,000.00	322,660.98	649,753.52
2017		4,880.23	531.39	3,450.76	367.94	86.71	3.12	300,370.04	0.00	6,253.76	31,209.67	0.00	262,906.60	801,159.18
2018		3,603.76	422.35	2,576.80	293.36	86.78	3.12	224,538.11	0.00	6,234.07	23,386.53	0.00	194,917.50	902,812.73
2019		2,570.73	355.99	1,837.99	247.64	86.92	3.12	160,522.81	0.00	6,222.88	16,794.68	0.00	137,505.25	967,704.85
2020		1,864.91	310.30	1,326.99	215.97	87.08	3.12	116,233.94	0.00	6,215.62	12,230.44	0.00	97,787.88	1,009,456.89
2021		1,366.71	274.32	964.29	190.92	87.29	3.12	84,770.70	0.00	6,210.19	8,981.71	0.00	69,578.80	1,036,333.93
2022		1,020.58	246.42	711.95	171.40	87.54	3.12	62,857.89	0.00	6,204.26	6,714.20	0.00	49,939.43	1,053,789.44
2023		772.88	222.66	531.66	154.63	87.81	3.12	47,169.17	0.00	6,184.10	5,083.19	0.00	35,901.89	1,065,144.35
2024		598.36	204.19	405.32	141.64	88.14	3.12	36,166.78	0.00	6,181.60	3,937.90	0.00	26,047.28	1,072,597.95
2025		463.60	183.17	310.65	126.68	88.51	3.12	27,891.17	0.00	6,002.03	3,072.34	300.00	18,516.81	1,077,391.68
2026		361.60	163.80	240.44	112.82	88.94	3.12	21,736.84	0.00	5,596.14	2,426.11	200.00	13,514.59	1,080,556.74
Rem.		1,669.06	1,449.38	1,006.69	981.08	90.73	3.12	94,397.71	0.00	40,347.03	11,067.27	1,300.00	41,683.41	6,615.19
Total	**30.0**	**41,641.73**	**6,267.81**	**27,942.99**	**4,350.98**	**87.05**	**3.12**	**2,446,040.10**	**0.00**	**122,011.68**	**257,067.62**	**192,625.60**	**1,874,335.20**	**1,087,171.93**
Ult.		**41,704.05**	**6,322.25**											

Eco. Indicators

Return on Investment (disc) :	7.826
Return on Investment (undisc) :	10.809
Years to Payout :	2.06
Internal Rate of Return (%) :	148.60

Present Worth Profile (M$)

PW 5.00% :	**1,412,846.03**	**PW 20.00% :**	**673,033.60**
PW 8.00% :	**1,204,740.17**	**PW 30.00% :**	**434,712.00**
PW 10.00% :	**1,087,171.93**	**PW 40.00% :**	**289,261.00**
PW 12.00% :	**983,558.00**	**PW 50.00% :**	**196,584.41**
PW 15.00% :	**849,968.35**	**PW 60.00% :**	**135,519.61**

Date : 01/17/2012 3:52:26PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Richfield Oil & Gas YearEnd 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

Proved Producing Rsv Class & Category

Est. Cum Oil (Mbbl) : 58.17
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012	10.99	0.00	8.30	0.00	92.59	0.00	768.36	0.00	121.59	94.74	0.00	552.03	524.55
2013	9.00	0.00	6.76	0.00	92.59	0.00	625.99	0.00	121.59	77.19	0.00	427.22	891.37
2014	7.96	0.00	5.96	0.00	92.59	0.00	551.93	0.00	121.59	68.05	0.00	362.29	1,172.75
2015	7.24	0.00	5.42	0.00	92.59	0.00	501.78	0.00	121.59	61.87	0.00	318.32	1,396.41
2016	6.73	0.00	5.03	0.00	92.59	0.00	465.51	0.00	121.59	57.40	0.00	286.52	1,578.55
2017	6.29	0.00	4.69	0.00	92.59	0.00	434.56	0.00	121.59	53.58	0.00	259.39	1,727.71
2018	5.94	0.00	4.43	0.00	92.59	0.00	410.28	0.00	121.59	50.59	0.00	238.10	1,851.60
2019	5.65	0.00	4.21	0.00	92.59	0.00	389.85	0.00	121.59	48.07	0.00	220.19	1,955.27
2020	5.41	0.00	4.03	0.00	92.59	0.00	373.32	0.00	121.59	46.03	0.00	205.70	2,042.90
2021	5.18	0.00	3.86	0.00	92.59	0.00	357.02	0.00	121.59	44.02	0.00	191.41	2,116.66
2022	4.98	0.00	3.71	0.00	92.59	0.00	343.56	0.00	121.59	42.36	0.00	179.61	2,179.30
2023	4.81	0.00	3.58	0.00	92.59	0.00	331.50	0.00	121.59	40.87	0.00	169.04	2,232.64
2024	4.66	0.00	3.47	0.00	92.59	0.00	321.32	0.00	121.59	39.62	0.00	160.11	2,278.35
2025	4.50	0.00	3.35	0.00	92.59	0.00	310.12	0.00	121.59	38.24	0.00	150.29	2,317.17
2026	4.36	0.00	3.24	0.00	92.59	0.00	300.37	0.00	121.59	37.04	0.00	141.75	2,350.30
Rem.	46.85	0.00	35.51	0.00	92.59	0.00	3,287.95	0.00	1,558.66	405.40	0.00	1,323.88	170.97
Total 30.0	**140.56**	**0.00**	**105.56**	**0.00**	**92.59**	**0.00**	**9,773.43**	**0.00**	**3,382.51**	**1,205.06**	**0.00**	**5,185.85**	**2,521.27**
Ult.	198.73	0.00											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile (M$)

PW 5.00% :	**3,418.66**	**PW 20.00% :**	**1,665.91**
PW 8.00% :	**2,817.56**	**PW 30.00% :**	**1,258.84**
PW 10.00% :	**2,521.27**	**PW 40.00% :**	**1,018.33**
PW 12.00% :	**2,282.45**	**PW 50.00% :**	**857.87**
PW 15.00% :	**2,001.14**	**PW 60.00% :**	**742.42**

Date : 01/17/2012 3:52:26PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Richfield Oil & Gas YearEnd 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

Proved Non-Producing Rsv Class & Category

Est. Cum Oil (Mbbl) :	**4.15**
Est. Cum Gas (MMcf) :	**0.00**
Est. Cum Water (Mbbl) :	**0.00**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		0.66	0.00	0.50	0.00	92.59	0.00	45.84	0.00	30.55	5.65	0.00	9.63	9.29
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**1.0**	**0.66**	**0.00**	**0.50**	**0.00**	**92.59**	**0.00**	**45.84**	**0.00**	**30.55**	**5.65**	**0.00**	**9.63**	**9.29**
Ult.		**4.82**	**0.00**											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile (M$)

PW 5.00% :	**9.46**	**PW 20.00% :**	**8.96**
PW 8.00% :	**9.35**	**PW 30.00% :**	**8.64**
PW 10.00% :	**9.29**	**PW 40.00% :**	**8.34**
PW 12.00% :	**9.22**	**PW 50.00% :**	**8.05**
PW 15.00% :	**9.12**	**PW 60.00% :**	**7.78**

Date : 01/17/2012 3:52:26PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Richfield Oil & Gas YearEnd 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

Proved Undeveloped Rsv Class & Category

Est. Cum Oil (Mbbl) : 0.00
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		24.47	11.52	17.95	8.42	92.59	3.12	1,688.53	0.00	96.74	208.20	2,427.68	-1,044.09	-1,028.14
2013		70.67	31.60	50.57	22.32	92.59	3.12	4,752.31	0.00	375.11	585.96	2,328.81	1,462.43	188.36
2014		90.57	42.21	67.86	31.50	92.59	3.12	6,381.72	0.00	601.61	786.87	1,818.75	3,174.50	2,632.22
2015		91.05	42.80	69.14	32.41	92.59	3.12	6,502.64	0.00	779.61	801.78	1,061.13	3,860.13	5,322.40
2016		69.36	32.49	52.46	24.49	92.59	3.12	4,933.77	0.00	795.61	608.33	0.00	3,529.83	7,569.51
2017		57.56	26.90	43.45	20.24	92.59	3.12	4,086.67	0.00	795.61	503.89	0.00	2,787.18	9,173.79
2018		50.33	23.50	37.97	17.67	92.59	3.12	3,570.70	0.00	795.61	440.27	0.00	2,334.82	10,389.49
2019		45.19	21.10	34.07	15.85	92.59	3.12	3,204.32	0.00	795.61	395.09	0.00	2,013.62	11,338.06
2020		41.35	19.32	31.16	14.51	92.59	3.12	2,930.85	0.00	795.61	361.37	0.00	1,773.87	12,094.05
2021		38.07	17.80	28.68	13.36	92.59	3.12	2,696.93	0.00	795.61	332.53	0.00	1,568.79	12,698.89
2022		35.45	16.60	26.69	12.45	92.59	3.12	2,510.38	0.00	795.61	309.53	0.00	1,405.24	13,189.11
2023		33.23	15.58	25.01	11.69	92.59	3.12	2,352.38	0.00	795.61	290.05	0.00	1,266.72	13,588.97
2024		31.37	14.73	23.61	11.05	92.59	3.12	2,220.63	0.00	795.61	273.80	0.00	1,151.21	13,917.77
2025		29.55	13.90	22.23	10.42	92.59	3.12	2,090.88	0.00	795.61	257.81	0.00	1,037.47	14,185.85
2026		27.95	13.16	21.02	9.87	92.59	3.12	1,976.81	0.00	795.61	243.74	0.00	937.46	14,405.05
Rem.		255.63	122.14	193.24	92.20	92.59	3.12	18,180.18	0.00	10,343.63	2,241.62	0.00	5,594.93	826.55
Total	**30.0**	**991.79**	**465.35**	**745.13**	**348.46**	**92.59**	**3.12**	**70,079.72**	**0.00**	**20,948.40**	**8,640.83**	**7,636.38**	**32,854.12**	**15,231.60**
Ult.		**991.79**	**465.35**											

Eco. Indicators

Return on Investment (disc) :	3.438
Return on Investment (undisc) :	5.474
Years to Payout :	2.53
Internal Rate of Return (%) :	86.85

Present Worth Profile (M$)

PW 5.00% :	21,693.02	PW 20.00% :	8,396.53
PW 8.00% :	17,441.44	PW 30.00% :	4,999.77
PW 10.00% :	15,231.60	PW 40.00% :	3,060.50
PW 12.00% :	13,390.11	PW 50.00% :	1,859.57
PW 15.00% :	11,151.36	PW 60.00% :	1,076.36

Date: 01/17/2012 3:51:33PM
Partner : All Cases
Retrieval Code :
Reserve Cat. : Probable Non-Producing
Location :
Archive Set : June 2011

ECONOMIC PROJECTION

Richfield Oil & Gas YearEnd 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

Case : Bull No. 2-16
Type : LEASE CASE
Field : Bull
Operator : Richfield Oil & Gas
Reservoir : Arbuckle
Co., State : Kay, OK
API No. :

Est. Cum Oil (Mbbl) : 0.00
Est. Cum Gas (MMcf) : 54.44
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012	0.00	95.73	0.00	70.94	0.00	3.12	221.49	0.00	23.66	15.71	0.00	182.12	172.83
2013	0.00	80.95	0.00	59.99	0.00	3.12	187.29	0.00	23.66	13.29	0.00	150.35	301.93
2014	0.00	68.66	0.00	50.88	0.00	3.12	158.85	0.00	23.66	11.27	0.00	123.92	398.22
2015	0.00	58.23	0.00	43.15	0.00	3.12	134.72	0.00	23.66	9.56	0.00	101.51	469.60
2016	0.00	49.51	0.00	36.69	0.00	3.12	114.55	0.00	23.66	8.13	0.00	82.77	522.26
2017	0.00	41.87	0.00	31.02	0.00	3.12	96.87	0.00	23.66	6.87	0.00	66.34	560.45
2018	0.00	35.51	0.00	26.31	0.00	3.12	82.16	0.00	23.66	5.83	0.00	52.67	587.90
2019	0.00	30.12	0.00	22.32	0.00	3.12	69.68	0.00	23.66	4.94	0.00	41.08	607.27
2020	0.00	25.61	0.00	18.98	0.00	3.12	59.25	0.00	23.66	4.20	0.00	31.39	620.66
2021	0.00	21.65	0.00	16.05	0.00	3.12	50.10	0.00	23.66	3.55	0.00	22.89	629.50
2022	0.00	18.37	0.00	13.61	0.00	3.12	42.49	0.00	23.66	3.01	0.00	15.82	635.03
2023	0.00	15.58	0.00	11.54	0.00	3.12	36.04	0.00	23.66	2.56	0.00	9.83	638.15
2024	0.00	13.24	0.00	9.81	0.00	3.12	30.64	0.00	23.66	2.17	0.00	4.81	639.53
2025	0.00	7.00	0.00	5.19	0.00	3.12	16.20	0.00	14.16	1.15	0.00	0.89	639.77
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total 13.6	**0.00**	**562.03**	**0.00**	**416.47**	**0.00**	**3.12**	**1,300.31**	**0.00**	**321.67**	**92.26**	**0.00**	**886.38**	**639.77**
Ult.	**0.00**	**616.47**											

Major Phase :	Gas	
Initial Rate :	8,633.05	Mcf/month
Abandonment :	916.81	Mcf/month
Initial Decline :	15.196	%/year b = 0.00
Initial Ratio :	0.000	bbl/Mcf
Abandon Ratio :	0.000	bbl/Mcf
Abandon Day :	08/09/2025	

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

	Initial	**1st Rev.**	**2nd Rev.**
Working Interest :	0.95000000	0.00000000	0.00000000
Revenue Interest :	0.74100000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW 5.00% :	**746.25**	**PW 20.00% :**	**491.73**
PW 8.00% :	**679.04**	**PW 30.00% :**	**395.86**
PW 10.00% :	**639.77**	**PW 40.00% :**	**329.76**
PW 12.00% :	**604.28**	**PW 50.00% :**	**281.80**
PW 15.00% :	**557.13**	**PW 60.00% :**	**245.57**

Date : 01/17/2012 3:52:26PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Richfield Oil & Gas YearEnd 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

Probable Undeveloped Rsv Class & Category

Est. Cum Oil (Mbbl) : 0.00
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		85.27	41.36	64.49	31.28	92.59	3.12	6,068.60	0.00	365.13	748.26	2,352.94	2,602.27	2,352.03
2013		220.71	107.04	164.87	79.96	92.59	3.12	15,514.60	0.00	1,006.51	1,912.95	1,518.03	11,077.10	11,791.31
2014		301.63	146.29	230.19	111.64	92.59	3.12	21,661.99	0.00	1,553.94	2,670.92	1,969.90	15,467.22	23,758.20
2015		391.72	415.92	294.86	283.85	92.59	3.12	28,187.30	0.00	2,190.61	3,474.17	10,752.67	11,769.85	31,957.98
2016		399.83	679.52	295.85	459.38	92.59	3.12	28,827.25	0.00	2,465.38	3,552.13	3,000.00	19,809.75	44,484.72
2017		311.90	462.62	233.17	316.68	92.59	3.12	22,577.82	0.00	2,432.01	2,781.57	0.00	17,364.24	54,481.97
2018		261.75	363.34	196.28	249.38	92.59	3.12	18,951.79	0.00	2,412.32	2,334.48	0.00	14,204.99	61,879.93
2019		226.44	304.77	170.02	209.47	92.59	3.12	16,396.12	0.00	2,401.13	2,019.37	0.00	11,975.62	67,522.69
2020		199.91	265.38	150.18	182.49	92.59	3.12	14,474.88	0.00	2,393.87	1,782.48	0.00	10,298.53	71,912.73
2021		177.59	234.87	133.43	161.51	92.59	3.12	12,858.26	0.00	2,388.44	1,583.15	0.00	8,886.67	75,339.89
2022		159.21	211.46	119.58	145.34	92.59	3.12	11,525.74	0.00	2,382.51	1,418.85	0.00	7,724.38	78,035.63
2023		141.58	191.50	106.19	131.40	92.59	3.12	10,242.26	0.00	2,362.34	1,260.60	0.00	6,619.33	80,125.84
2024		128.50	176.21	96.31	120.78	92.59	3.12	9,294.55	0.00	2,359.84	1,143.74	0.00	5,790.96	81,780.40
2025		116.27	162.27	87.06	111.07	92.59	3.12	8,407.30	0.00	2,357.60	1,034.35	0.00	5,015.36	83,076.87
2026		105.69	150.64	79.04	102.95	92.59	3.12	7,639.49	0.00	2,355.78	939.67	0.00	4,344.04	84,093.04
Rem.		663.33	1,327.24	484.97	888.88	92.59	3.12	47,678.86	0.00	19,886.23	5,844.67	0.00	21,947.95	3,286.20
Total	**30.0**	**3,891.32**	**5,240.43**	**2,906.47**	**3,586.05**	**92.59**	**3.12**	**280,306.80**	**0.00**	**51,313.65**	**34,501.35**	**19,593.55**	**174,898.26**	**87,379.24**
Ult.		**3,891.32**	**5,240.43**											

Eco. Indicators

Return on Investment (disc) :	6.960
Return on Investment (undisc) :	9.926
Years to Payout :	2.14
Internal Rate of Return (%) :	323.95

Present Worth Profile (M$)

PW 5.00% :	120,157.80	PW 20.00% :	51,749.78
PW 8.00% :	98,691.17	PW 30.00% :	33,791.43
PW 10.00% :	87,379.24	PW 40.00% :	23,509.25
PW 12.00% :	77,871.19	PW 50.00% :	17,106.96
PW 15.00% :	66,216.19	PW 60.00% :	12,872.54

Date : 01/17/2012 3:52:26PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Richfield Oil & Gas YearEnd 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

Possible Undeveloped Rsv Class & Category

Est. Cum Oil (Mbbl) : 0.00
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012	541.69	0.00	245.82	0.00	86.19	0.00	21,187.51	0.00	172.16	2,161.13	49,024.97	-30,170.74	-28,792.04
2013	3,138.35	0.00	1,792.18	0.00	86.19	0.00	154,468.24	0.00	1,278.50	15,755.76	58,663.58	78,770.41	37,904.98
2014	5,123.40	0.00	3,175.85	0.00	86.19	0.00	273,726.83	0.00	2,220.50	27,920.14	48,063.26	195,522.93	189,147.25
2015	6,185.25	0.00	4,125.66	0.00	86.19	0.00	355,590.37	0.00	2,820.90	36,270.22	7,843.88	308,655.37	405,465.14
2016	5,692.75	0.00	3,899.72	0.00	86.19	0.00	336,116.94	0.00	2,880.90	34,283.93	0.00	298,952.11	595,589.19
2017	4,504.49	0.00	3,169.44	0.00	86.19	0.00	273,174.11	0.00	2,880.90	27,863.76	0.00	242,429.45	735,205.97
2018	3,285.74	0.00	2,338.13	0.00	86.19	0.00	201,523.19	0.00	2,880.90	20,555.36	0.00	178,086.92	828,094.52
2019	2,293.45	0.00	1,629.69	0.00	86.19	0.00	140,462.85	0.00	2,880.90	14,327.21	0.00	123,254.74	886,272.28
2020	1,618.24	0.00	1,141.61	0.00	86.19	0.00	98,395.64	0.00	2,880.90	10,036.36	0.00	85,478.39	922,777.26
2021	1,145.88	0.00	798.33	0.00	86.19	0.00	68,808.40	0.00	2,880.90	7,018.46	0.00	58,909.04	945,539.70
2022	820.95	0.00	561.96	0.00	86.19	0.00	48,435.73	0.00	2,880.90	4,940.44	0.00	40,614.38	959,741.07
2023	593.27	0.00	396.88	0.00	86.19	0.00	34,206.99	0.00	2,880.90	3,489.11	0.00	27,836.98	968,549.48
2024	433.81	0.00	281.93	0.00	86.19	0.00	24,299.64	0.00	2,880.90	2,478.56	0.00	18,940.18	973,972.61
2025	313.28	0.00	198.01	0.00	86.19	0.00	17,066.67	0.00	2,713.07	1,740.80	300.00	12,312.80	977,162.73
2026	223.61	0.00	137.14	0.00	86.19	0.00	11,820.16	0.00	2,323.16	1,205.66	200.00	8,091.34	979,059.30
Rem.	703.25	0.00	292.97	0.00	86.19	0.00	25,250.73	0.00	8,558.50	2,575.57	1,300.00	12,816.65	2,331.47
Total 30.0	**36,617.40**	**0.00**	**24,185.33**	**0.00**	**86.19**	**0.00**	**2,084,534.00**	**0.00**	**46,014.90**	**212,622.47**	**165,395.68**	**1,660,500.96**	**981,390.77**
Ult.	**36,617.40**	**0.00**											

Eco. Indicators

Return on Investment (disc) :	8.093
Return on Investment (undisc) :	11.116
Years to Payout :	2.05
Internal Rate of Return (%) :	141.74

Present Worth Profile (M$)

PW 5.00% :	**1,266,820.84**	**PW 20.00% :**	**610,720.69**
PW 8.00% :	**1,085,101.60**	**PW 30.00% :**	**394,257.46**
PW 10.00% :	**981,390.77**	**PW 40.00% :**	**261,334.83**
PW 12.00% :	**889,400.75**	**PW 50.00% :**	**176,470.16**
PW 15.00% :	**770,033.41**	**PW 60.00% :**	**120,574.94**